SUB-ITEM 77Q1 (A)

Revised Appendix A to the By-Laws

Appendix A, dated August 5, 2016 to the Master Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated January 1, 2002 as revised through August 5, 2016, is contained in Post-Effective Amendment No. 124 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.